Exhibit 23.1

CONSENT OF BURR, PILGER & MAYER LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-161019, 333-153763, 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and Form S-3, as amended (No. 333-48314), of our report dated September 25, 2009 relating to the consolidated financial statements and financial statement schedule of eGain Communications Corporation as of and for the years ended June 30, 2009 and 2008, which appears in eGain Communications Corporation’s Annual Report on Form 10-K.

/s/ BURR, PILGER & MAYER LLP

San Jose, California

September 25, 2009